Exhibit 99.1

Jack in the Box Inc. Hosts 2021 Virtual Investor Day

SAN DIEGO--(BUSINESS WIRE)--June 29, 2021--Jack in the Box Inc. (NASDAQ: JACK) held a virtual Investor Day earlier today, during which the company provided an overview of its long-term financial framework, including additional details regarding its plans for unit growth, focus on unit economics, 3-5 year strategy and guidance, as well as future investments in digital and a new store prototype.

To access a replay of the webcast, including downloadable presentation materials, please visit the Events and Presentations tab of the Jack in the Box Inc. Investors website at http://investors.jackinthebox.com.

As part of the presentation, JACK leadership spoke to the following:

  Unit growth within existing and future markets, with the expectation of 4% growth in 2025.
  Investments in a digital roadmap that includes more focus on loyalty, delivery and mobile ordering.
  A significantly improved franchisee relationship, allowing for future growth opportunities in partnership with its operators, many of which started as store-level team members
  A new operator-heavy, growth-minded leadership team that will propel the future of the business.
  And, the reveal of a new store prototype that features a flexible and modular design allowing it to fit in a variety of locations.

The company also provided 3-5 Year Financial Guidance:

  Same Store Sales: 2.0% - 3.0%
  Unit Growth: 1.0% - 4.0%
  System Sales: 3.0% - 5.0%

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, operates and franchises more than 2,200 Jack in the Box® restaurants in 21 states and Guam. Founded in 1951, Jack in the Box has grown to become one of the nation’s largest quick service restaurant chains and is best known for its diverse, all-day, everyday menu available 24/7. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release and the accompanying presentation contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Maria Hocut
Investor.Relations@Jackinthebox.com